                                                                     Exhibit 4.1






                            EMMIS ESCROW CORPORATION


                     12-1/2% SENIOR DISCOUNT NOTES DUE 2011





                                    INDENTURE

                           Dated as of March 27, 2001






                The Bank of Nova Scotia Trust Company of New York

                                     Trustee

                              CROSS-REFERENCE TABLE

Trust Indenture
   Act Section                                                                Indenture Section
310 (a)(1) .........................................................              7.10
    (a)(2) .........................................................              7.10
    (a)(3) .........................................................              N.A.
    (a)(4) .........................................................              N.A.
    (a)(5) .........................................................              7.10
    (b) ............................................................              7.10
    (c) ............................................................              N.A.
311 (a) ............................................................              7.11
    (b) ............................................................              7.11
    (c) ............................................................              N.A.
312 (a) ............................................................              2.05
    (b) ............................................................              12.03
    (c) ............................................................              12.03
313 (a) ............................................................              7.06
    (b)(1) .........................................................              10.02
    (b)(2) .........................................................              7.07
    (c) ............................................................           7.06; 12.02
    (d) ............................................................              7.06
314 (a) ............................................................           4.03; 12.05
    (c)(1) .........................................................              12.04
    (c)(2) .........................................................              12.04
    (c)(3) .........................................................              N.A.
    (d) ............................................................              N.A.
    (e) ............................................................              11.05
    (f) ............................................................              N.A.
315 (a) ............................................................              7.01
    (b) ............................................................           7.05, 12.02
    (c) ............................................................              7.01
    (d) ............................................................              7.01
    (e) ............................................................              6.11
316 (a) (last sentence) ............................................              2.09
    (a)(1)(A) ......................................................              6.05
    (a)(1)(B) ......................................................              6.04
    (a)(2) .........................................................              N.A.
    (b) ............................................................              6.07
    (c) ............................................................              2.12
317 (a)(1) .........................................................              6.08
    (a)(2) .........................................................              6.09
    (b) ............................................................              2.04
318 (a) ............................................................              12.01
    (b) ............................................................              N.A.
    (c) ............................................................              12.01

N.A. means not applicable.

* This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                                    Page

              ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions .......................................................     1
Section 1.02.  Other Definitions .................................................    24
Section 1.03.  Incorporation by Reference of Trust Indenture Act .................    25
Section 1.04.  Rules of Construction .............................................    25

                               ARTICLE 2 THE NOTES

Section 2.01.  Form and Dating ...................................................    26
Section 2.02.  Execution and Authentication ......................................    27
Section 2.03.  Registrar and Paying Agent ........................................    28
Section 2.04.  Paying Agent to Hold Money in Trust ...............................    28
Section 2.05.  Holder Lists ......................................................    28
Section 2.06.  Transfer and Exchange .............................................    29
Section 2.07.  Replacement Notes .................................................    44
Section 2.08.  Outstanding Notes .................................................    44
Section 2.09.  Treasury Notes ....................................................    45
Section 2.10.  Temporary Notes ...................................................    45
Section 2.11.  Cancellation ......................................................    45
Section 2.12.  Defaulted Interest ................................................    45
Section 2.13.  The Investment Company Act ........................................    46

                       ARTICLE 3 REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee ................................................    46
Section 3.02.  Selection of Notes to Be Redeemed .................................    46
Section 3.03.  Notice of Redemption ..............................................    47
Section 3.04.  Effect of Notice of Redemption ....................................    47
Section 3.05.  Deposit of Redemption Price .......................................    48
Section 3.06.  Notes Redeemed in Part ............................................    48
Section 3.07.  Optional Redemption ...............................................    48
Section 3.08.  Mandatory Redemption ..............................................    49
Section 3.09.  Offer to Purchase by Application of Excess Proceeds ...............    49
Section 3.10.  Mandatory Exchange ................................................    51

                               ARTICLE 4 COVENANTS

Section 4.01.  Payment of Notes ..................................................    52
Section 4.02.  Maintenance of Office or Agency ...................................    52
Section 4.03.  Reports ...........................................................    53
Section 4.04.  Compliance Certificate ............................................    53

                                                                                    Page
Section 4.05.  Taxes .............................................................    54
Section 4.06.  Stay, Extension and Usury Laws ....................................    54
Section 4.07.  Restricted Payments ...............................................    54
Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries ....    58
Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock ........    60
Section 4.10.  Asset Sales .......................................................    62
Section 4.11.  Transactions with Affiliates ......................................    64
Section 4.12.  Liens .............................................................    66
Section 4.13.  Corporate Existence ...............................................    66
Section 4.14.  Offer to Repurchase Upon Change of Control ........................    66
Section 4.15.  Limitation on Issuances and Sales of Equity Interests in Wholly
                 Owned Subsidiaries ..............................................    67
Section 4.16.  Calculation of Original Issue Discount ............................    68

                              ARTICLE 5 SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets ..........................    68
Section 5.02.  Successor Corporation Substituted .................................    69

                         ARTICLE 6 DEFAULTS AND REMEDIES

Section 6.01.  Events of Default .................................................    69
Section 6.02.  Acceleration ......................................................    71
Section 6.03.  Other Remedies ....................................................    72
Section 6.04.  Waiver of Past Defaults ...........................................    72
Section 6.05.  Control by Majority ...............................................    72
Section 6.06.  Limitation on Suits ...............................................    73
Section 6.07.  Rights of Holders of Notes to Receive Payment .....................    73
Section 6.08.  Collection Suit by Trustee ........................................    73
Section 6.09.  Trustee May File Proofs of Claim ..................................    74
Section 6.10.  Priorities ........................................................    74
Section 6.11.  Undertaking for Costs .............................................    75

                                ARTICLE 7 TRUSTEE

Section 7.01.  Duties of Trustee .................................................    75
Section 7.02.  Rights of Trustee .................................................    76
Section 7.03.  Individual Rights of Trustee ......................................    76
Section 7.04.  Trustee's Disclaimer ..............................................    77
Section 7.05.  Notice of Defaults ................................................    77
Section 7.06.  Reports by Trustee to Holders of the Notes ........................    77
Section 7.07.  Compensation and Indemnity ........................................    77
Section 7.08.  Replacement of Trustee ............................................    78
Section 7.09.  Successor Trustee by Merger, etc ..................................    79
Section 7.10.  Eligibility; Disqualification .....................................    79
Section 7.11.  Preferential Collection of Claims Against Company .................    80

                                                                                    Page
               ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance .........    80
Section 8.02.   Legal Defeasance and Discharge ...................................    80
Section 8.03.   Covenant Defeasance ..............................................    81
Section 8.04.   Conditions to Legal or Covenant Defeasance .......................    81
Section 8.05.   Deposited Money and Government Securities to be Held in Trust;
                  Other Miscellaneous Provisions .................................    82
Section 8.06.   Repayment to Company .............................................    83
Section 8.07.   Reinstatement ....................................................    83

                   ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.   Without Consent of Holders of Notes ..............................    84
Section 9.02.   With Consent of Holders of Notes .................................    84
Section 9.03.   Compliance with Trust Indenture Act ..............................    86
Section 9.04.   Revocation and Effect of Consents ................................    86
Section 9.05.   Notation on or Exchange of Notes .................................    86
Section 9.06.   Trustee to Sign Amendments, etc ..................................    87

                            ARTICLE 10 MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls .....................................    87
Section 10.02.  Notices ..........................................................    87
Section 10.03.  Communication by Holders of Notes with Other Holders of Notes ....    88
Section 10.04.  Certificate and Opinion as to Conditions Precedent ...............    88
Section 10.05.  Statements Required in Certificate or Opinion ....................    89
Section 10.06.  Rules by Trustee and Agents ......................................    89
Section 10.07.  No Personal Liability of Directors, Officers, Employees and
                  Stockholders ...................................................    89
Section 10.08.  Governing Law ....................................................    89
Section 10.09.  No Adverse Interpretation of Other Agreements ....................    90
Section 10.10.  Successors .......................................................    90
Section 10.11.  Severability .....................................................    90
Section 10.12.  Counterpart Originals ............................................    90
Section 10.13.  Table of Contents, Headings, etc .................................    90

                                    EXHIBITS

Exhibit A1        FORM OF NOTE
Exhibit A2        FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E         ADDITIONAL PROVISIONS RELATING TO SECTION 3(C)(7)
                  UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED
Exhibit E1        FORM OF DTC NOTICE TO INVESTORS

                  INDENTURE dated as of March 27, 2001 between Emmis Escrow Corporation, an Indiana corporation (the "Company"), and The Bank of Nova Scotia Trust Company of New York, a New York trust company, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12-1/2 % Senior Discount Notes due 2011 (the "Notes"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                  Section 1.01. Definitions.

                  "144A Global Note" means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

                  "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Accreted Value" means, as of any date of determination, prior to March 15, 2006 with respect to any Note, the sum of (a) the initial offering price to investors of such Note and (b) the portion of the excess of the principal amount of such Note over the initial offering price (which shall be calculated by discounting the aggregate principal amount at maturity of such Note at a rate of 12.5% per annum, compounded semi-annually on each March 15 and September 15 from March 15, 2006 to the date of issuance) which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 12.5% per annum of the initial offering price of such Note, compounded semi-annually each March 15 and September 15 from the date of issuance of the Notes through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Annex to Articles" the annex to Emmis' Articles of Incorporation governing the Exchangeable Preferred Stock to be filed with the Secretary of State of Indiana.

                  "Applicable Premium" means, with respect to Note on any Redemption Date (as defined in Section 3.07 herein), the greater of:

                  (1) 1.0% of the Accreted Value of the Note; or

                  (2) the excess of:

                         (a) the present value at such Redemption Date of the
                  redemption price of the Note at March 15, 2006 (such redemption price being set forth in the table in Section 3.07 herein), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

                         (b) the Accreted Value of the Note.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Sections 4.14 and 5.01 of this Indenture and not by the provisions of Section 4.10 of this Indenture; and

                  (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any, of its Subsidiaries.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $1.0 million;

                  (2) a transfer of assets between or among the Company and any of its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (4) a transfer by the Company of assets in a transaction that qualifies as a charitable contribution or donation and which does not exceed $2.0 million in the aggregate; and

                  (5) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 of this Indenture.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

                  "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                  "Broker-Dealer" means any broker or dealer registered under the Exchange Act.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper or marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, having one the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within one year after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) - (5) of this definition.

                  "Change of Control" means the occurrence of any of the following:

                  (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties and disregarding any holding company whose principal asset is capital stock of the Company, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

                  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Clearstream" means Clearstream Banking, S.A.

                  "Company" means Emmis Escrow Corporation, a wholly-owned, direct subsidiary of Escrow Holdings, and any and all successors thereto.

                  "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (1) an amount equal to any extraordinary loss on an after tax basis plus any loss realized in connection with an Asset Sale or any refinancing of a Credit Facility on an after tax basis, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, consent fees, premiums, prepayment penalties, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

                  (5) all one-time cash compensation payments in connection with employment agreements (or replacement therefor) as in effect on the date of this Indenture; minus

                  (6) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

                  Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

                  (1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; plus

                  (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; plus

                  (3) the aggregate liquidation value of all Disqualified
Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income or loss of any Person other than the Company that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

                  (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

                  (4) the cumulative effect of a change in accounting principles shall be excluded; and

                  (5) the Net Income or loss of any Unrestricted Subsidiary shall be excluded whether or not distributed to the specified Person or one of its Subsidiaries.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

                  (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

                  (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the date of this Indenture;

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

                  (3) is a designee of a Principal or was nominated by a Principal.

                  "Credit Agreement" means the Fourth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 29, 2000, as amended, among Emmis Communications Corporation, the lenders named therein, Toronto Dominion (Texas), Inc., as Administrative Agent, Fleet National Bank, as Documentation Agent, First Union National Bank, as Syndication Agent, and Credit Suisse First Boston Corporation, as co-document agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Debenture Exchange Date" means the date on which Emmis (or Emmis Holdings) exchanges all but not less than all of the Exchangeable Preferred Stock for exchange debentures.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.07 of this Indenture.

                  "Dividend Payment Date" means each of March 15 and September 15 of each year on which dates the dividends on the Exchangeable Preferred Stock will be payable semi-annually in arrears, commencing on September 15, 2006.

                  "Domestic Restricted Subsidiary" means any Restricted Subsidiary organized under or incorporated in any State of the United States or the District of Columbia and has its principal place of business in the United States.

                  "Emmis" means Emmis Communications Corporation, an Indiana corporation.

                  "Emmis Holdings" means Emmis Holdings Corp., an Indiana corporation that will acquire all of the capital stock of Emmis in connection with the Holding Company Merger.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means any sale of Equity Interests of the Company (excluding sales made to any Restricted Subsidiary and excluding sales of Disqualified Stock) (a) to the public pursuant to an effective registration statement under the Securities Act or (b) in a private placement of Equity Interests of the Company pursuant to an exemption from the registration requirements of the Securities Act.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                  "Escrow Account" means the Escrow Account for the deposit of a portion of the net proceeds from the sale of the Notes under the Escrow Agreement.

                  "Escrow Agreement" means the Escrow and Disbursement Agreement, dated as of the date of this Indenture, by and between the Company and State Street Bank and Trust Company, a Massachusetts trust company, as escrow agent.

                  "Escrow Corp. Merger" means the merger transaction involving the Company, Escrow Holdings and Emmis (or Emmis Holdings) pursuant to the Escrow Corp. Merger Agreement.

                  "Escrow Corp. Merger Agreement" means an Agreement and Plan of Merger with respect to the Escrow Corp. Merger, dated as of the Closing Date.

                  "Escrow Holdings" means Emmis Escrow Holding Corporation, an Indiana corporation and a wholly-owned, direct subsidiary of Emmis.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Indenture" means an indenture under which Emmis (or Emmis Holdings) will issue the exchange debentures.

                  "Exchangeable Preferred Stock" means (i) the 13-1/4% Senior Exchangeable Preferred Stock due 2011 of Emmis (or Emmis Holdings) issued on the Stock Issue Date, (ii) any and all additional fully-paid and non-assessable shares of 13-1/4% Senior Exchangeable Preferred Stock due 2011 of Emmis (or Emmis Holdings) issued after the Stock Issue Date as payment of dividends and
(iii) any and all shares of New Preferred Stock.

                  "Exchange Offer" means the exchange and issuance by Escrow Corp. of New Notes, which shall be registered pursuant to a Registration Statement, in an amount equal to the aggregate principal amount at maturity of all Notes that are tendered by the holders thereof.

                  "Exchange Offer Registration Statement" means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets, of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon and limited to the amount of such Guarantee or the fair market value of such property secured by such Lien, as the case may be.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

                  "Holder" means a Person in whose name a Note is registered.

                  "IAI Global Note" means the global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold to Institutional Accredited Investors.

                  "Indebtedness" means, without duplication, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

                  (1)      borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3)      banker's acceptances;

                  (4)      representing Capital Lease Obligations;

                  (5) the balance deferred and unpaid of the purchase price of any property; or

                  (6)      representing any Hedging Obligations,

except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 of this Indenture.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Leverage Ratio" means, with respect to any specified Person on any date of determination (the "Calculation Date"), the ratio, on a pro forma basis, of (1) the sum of the aggregate outstanding amount of Indebtedness and Disqualified Stock of such Person and its Restricted Subsidiaries as of the Calculation Date determined on a consolidated basis in accordance with GAAP to
(2) the Consolidated EBITDA of such Person and its Restricted Subsidiaries attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed
of) for the Reference Period. For purposes of calculating the Leverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of such Reference Period and Consolidated EBITDA for such Reference Period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

                  (2) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the four-quarter reference period.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities are rated at least "AAA-" from S&P or "Aaa3" from Moody's.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

                  (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof;

                  (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

                  (3) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

                  (4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

                  (5) the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and

                  (6) without duplication, any reserves that the Company's Board of Directors determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments; provided that in the case of any reversal of any reserve referred to in clause (5) or (6) above, the amount so reserved shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

                  "New Exchange Debentures" means the Company's subordinated exchange debentures due 2011 issued pursuant to the Exchange Indenture (i) in the Exchange Offer or (ii) in connection with a resale of exchange debentures in reliance on a Shelf Registration Statement.

                  "New Notes" means the Company's Senior Discount Notes due 2011 issued pursuant to this Indenture (i) in the Exchange Offer or (ii) in connection with a resale of Notes in reliance on a Shelf Registration Statement.

                  "New Preferred Stock" means the Company's Exchangeable Preferred Stock due 2011 issued pursuant to the Annex to Articles (i) in an exchange offer or (ii) in connection with a resale of Exchangeable Preferred Stock in reliance on a Shelf Registration Statement.

                  "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the assets of the Company or the stock or assets of any of its Restricted Subsidiaries (except that this clause (3) will not apply to any Indebtedness incurred by the Company and its Subsidiaries prior to the date of this Indenture).

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Notes" has the meaning assigned to it in the preamble to this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of $370.0 million in aggregate principal amount at maturity of the Notes pursuant to the Company's Offering Circular, dated March 21, 2001.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10.05 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "Permitted Business" means any business conducted by the Company, its Restricted Subsidiaries on the date of this Indenture and any other business related, ancillary or complementary to any such business.

                  "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of the Company; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 of this Indenture;

                  (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (6) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (6) since the date of this Indenture, not to exceed $15 million in the aggregate;

                  (7) Investments in Permitted Joint Ventures, provided that, at the time of and immediately after giving pro forma effect to such Investment (and any related transaction or series of transactions), the Leverage Ratio under clause (C) of the first paragraph of Section 4.09 would be less than or equal to such Leverage Ratio immediately prior to such Investment;

                  (8) any purchase, redemption, defeasance or other acquisition of Indebtedness of the Company or any Restricted Subsidiary using the proceeds of Permitted Refinancing Indebtedness incurred under paragraph (5) of the definition of Permitted Debt;

                  (9) agreements relating to the Indebtedness incurred under paragraph (7) of the definition of Permitted Debt;

                  (10) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in good faith settlement of delinquent obligations of such trade creditors or customers;

                  (11) guarantees of Indebtedness otherwise permitted to be incurred by this Indenture, Annex to Articles or the Exchange Indenture, as the case may be;

                  (12) Investments in the form of Productive Assets received in connection with an Asset Sale;

                  (13) commission, travel, payroll, entertainment, relocation and similar advances made to officers and employees of the Company or any Restricted Subsidiary made in the ordinary course of business; and

                  (14) any Investment in the form of loans or advances to employees of the Company not to exceed $3.0 million in aggregate principal amount at any one time outstanding.

                  "Permitted Joint Ventures" means a corporation, partnership or other entity (other than a Subsidiary) engaged in one or more Permitted Businesses in respect of which the Company or a Restricted Subsidiary (a) beneficially owns at least 20% of the Equity Interests of such entity and (b) either is a party to an agreement empowering one or more parties to such agreement (which may or may not be the Company or a Subsidiary), or is a member of a group that, pursuant to the constituent documents of the applicable corporation, partnership or other entity, has the power, to direct the policies, management and affairs of such entity.

                  "Permitted Liens" means:

                  (1) Liens securing Indebtedness of the Company under one or more Credit Facilities that was permitted by the terms of this Indenture, as appropriate, to be incurred;

                  (2) Liens securing any Indebtedness of any of the Company's Restricted Subsidiaries that was permitted by the terms of this Indenture, as appropriate, to be incurred;

                  (3) Liens in favor of the Company;

                  (4) Liens existing on the date of this Indenture;

                  (5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (6) Liens securing Indebtedness of the type permitted to be incurred under clause (4) of Section 4.09 of this Indenture;

                  (7) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

                  (8) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (other than obligations for the payment of borrowed money);

                  (9) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Liens securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (10) judgment Liens not giving rise to an Event of Default;

                  (11) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (12) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (13) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (14) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                  (15) any lease or sublease to a third party;

                  (16) Liens placed upon assets of a Restricted Subsidiary of the Company not organized under the laws of the United States or any subdivision thereof to service the Indebtedness of such Restricted Subsidiary that is other-wise permitted under the Indenture;

                  (17) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition;

                  (18) Liens on materials, inventory or consumables and the proceeds therefrom securing trade payables relating to such materials, inventory or consumables;

                  (19) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (20) Liens created under the Escrow Agreement; and

                  (21) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (20) provided that the Lien so extended, renewed or replaced does not extend to any additional property or assets.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount, initial accreted value or liquidation preference, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of

(or accreted value, if applicable), plus accrued interest on, the Indebtedness (or the liquidation preference of the Disqualified Stock) so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses, consent fees and prepayment premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "Principals" means Jeffrey H. Smulyan.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Productive Assets" means assets (including Equity Interests) that are used or usable by the Company and/or a Restricted Subsidiary in Permitted Businesses; provided that for any Equity Interests to qualify as Productive Assets, they must, after giving pro forma effect to the transaction in which they were acquired, be Equity Interests of a Restricted Subsidiary.

                  "Prospectus" means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Reference Period" means, with regard to any Person, the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination or calculation is to be made pursuant to the terms of this Indenture.

                  "Registration Rights Agreement" means the registration rights agreement to be entered into by the Company on or before the date of this Indenture relating to the registration of the issuance and sale to the public of the Notes or the New Notes with the Commission.

                  "Registration Statement" means any registration statement of the Company relating to an offering of New Notes that is filed pursuant to the provisions of the Registration Rights Agreement, and includes the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  "Related Party" with respect to any Principal means:

                  (1) any controlling stockholder, 80% (or more) owned Subsidiary of such Principal;

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1); or

                  (3) a spouse, lineal descendants and ascendants, heirs, executors or other legal representatives and any trusts or other entities established by or for the benefit of any of the foregoing or established by any of the foregoing for charitable purposes, or any other person or entity in which the foregoing persons or entities exercise control.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                  "Regulation S Permanent Global Note" means a permanent Global
Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Note" means a temporary Global
Note in the form of Exhibit A2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Reorganization" means either (i) the transfer of all of Emmis' assets and liabilities (including indebtedness under its credit facility and outstanding senior subordinated notes) to a newly-formed subsidiary (the "Asset Drop-Down") or (ii) a merger whereby a new holding company, Emmis Holdings, will acquire all of the capital stock of Emmis, and the stockholders of Emmis will become stockholders of Emmis Holdings (the "Holding Company Merger").

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "S&P" means Standard & Poor's Corporation.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Subordinated Notes Indenture" means that certain Indenture, dated as of February 12, 1999, governing the Emmis' 8% Senior Subordinated Notes due 2009.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that would be a "significant subsidiary" of such Person as defined in

Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Stock Issue Date" means the date on which Emmis (or Emmis Holdings) issues the Exchangeable Preferred Stock in exchange for all of the then outstanding Notes issued by Emmis Escrow Corporation.

                  "Subsidiary" means, with respect to any Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at lease two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Redemption Date to March 15, 2006; provided, however, that if the period from the Redemption Date to March 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means (i) following the Reorganization and the Escrow Corp. Merger, Game Warden Wildlife Journal Magazine, LLC (an Indiana limited liability company), Country Sampler Stores, LLC (an Illinois limited liability company), Radio Hungaria Co., Ltd. (a Hungarian corporation) and (ii) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

                  (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.07 of this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 of this Indenture, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 4.09 of this Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period, and (ii) no Default would occur or be in existence following such designation.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness or series or class of preferred stock at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount or liquidation preference of such Indebtedness or series or class of preferred stock.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                  Section 1.02. Other Definitions.

                                                                                           Defined in
                  Term                                                                      Section
                  ----                                                                      -------
                  "Affiliate Transaction"..............................................       4.11
                  "Asset Sale Offer"...................................................       3.09
                  "Authentication Order"...............................................       2.02
                  "Change of Control Offer"............................................       4.14
                  "Change of Control Payment"..........................................       4.14
                  "Change of Control Payment Date".....................................       4.14
                  "Covenant Defeasance"................................................       8.03
                  "Event of Default"...................................................       6.01
                  "Excess Proceeds"....................................................       4.10
                  "incur"..............................................................       4.09
                  "Legal Defeasance"...................................................       8.02
                  "Offer Amount".......................................................       3.09
                  "Offer Period".......................................................       3.09
                  "Paying Agent".......................................................       2.03
                  "Permitted Debt".....................................................       4.09
                  "Purchase Date"......................................................       3.09
                  "Registrar"..........................................................       2.03

                                                                                           Defined in
                  Term                                                                      Section
                  ----                                                                      -------
                  "Restricted Payments"................................................       4.07

                  Section 1.03. Incorporation by Reference of Trust Indenture
Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  Section 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;
and

                  (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

                  Section 2.01.     Form and Dating.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 of principal amount at maturity and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by

Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

                  (e) Sections 2.01(c) and (d) shall not apply and Regulation S Temporary Global Notes and Regulation S Permanent Global Notes shall not be issued until no Person (a "3(c)(7) Issuer") claiming to be exempt from registration as an "investment company" under Section 3(c)(7) of the Investment Company Act of 1940 is an obligor under the Notes.

                  Section 2.02.     Execution and Authentication.

                  An Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount at maturity stated in paragraph 4 of the Notes. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  Section 2.03.     Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

                  Section 2.04.     Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  Section 2.05.     Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

                  Section 2.06.     Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                         (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than an initial purchaser of the Notes pursuant to the Purchase Agreement dated as of March 13, 2001 among the Company and the several initial purchasers named therein (each, an "Initial Purchaser"). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.

         No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                         (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with
         Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                         (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                (A) if the transferee will take delivery in the
                  form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                (B) if the transferee will take delivery in the
                  form of a beneficial interest in the Regulation S Temporary Global Note or Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                (C) if the transferee will take delivery in the
                  form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                                (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                (B) such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                (D) the Registrar receives the following:

                                       (1) if the holder of such beneficial
                         interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                       (2) if the holder of such beneficial
                         interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                         (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                (A) if the holder of such beneficial interest in
                  a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                (B) if such beneficial interest is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                (C) if such beneficial interest is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                (D) if such beneficial interest is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                (E) if such beneficial interest is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                (F) if such beneficial interest is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                (G) if such beneficial interest is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                         (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                         (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                (B) such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                (D) the Registrar receives the following:

                                       (1) if the holder of such beneficial
                         interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                       (2) if the holder of such beneficial
                         interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                         (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                         (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                (A) if the Holder of such Restricted Definitive
                  Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and, in all other cases, the IAI Global Note.

                         (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                (B) such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                (D) the Registrar receives the following:

                                       (1) if the Holder of such Definitive
                         Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                       (2) if the Holder of such Definitive
                         Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
         Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                         (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a

         Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
         (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                         (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                (A) if the transfer will be made pursuant to
                  Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                (B) if the transfer will be made pursuant to
                  Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                (B) any such transfer is effected pursuant to
                  the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                (C) any such transfer is effected by a
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                (D) the Registrar receives the following:

                                       (1) if the Holder of such Restricted
                         Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                       (2) if the Holder of such Restricted
                         Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                         (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and
(ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                         (i)    Private Placement Legend.

                                (A) Except as permitted by subparagraph (B)
                  below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), [AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT")][to be included only in the Notes for so long as a 3(c)(7) Issuer is an obligor under the Notes], AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (A "QIB");

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY (OR ANY INTEREST HEREIN) EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND [to be issued while a 3(c)(7) Issuer is an obligor under the Notes]

                  [The following shall be used in lieu of the preceding legend once no 3(c)(7) Issuer is an obligor under the Notes:]

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE OR AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; AND

         AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  Each Note will also contain a legend to the following effect for so long as a 3(c)(7) Issuer is an obligor under the Notes:

                  "THIS NOTE (AND ANY INTEREST HEREIN) MAY BE PURCHASED SOLELY BY INVESTORS WHO DEMONSTRATE TO THE ISSUER'S SATISFACTION THAT THEY MEET THE DEFINITION OF A "QUALIFIED PURCHASER" OR A "KNOWLEDGEABLE EMPLOYEE" FOR THE PURPOSE OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES THEREUNDER."

                                (B) Notwithstanding the foregoing, any Global
                  Note or Definitive Note issued pursuant to subparagraphs
                  (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii),

                  (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                         (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF EMMIS ESCROW CORPORATION."

                         (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                  "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                         (iv) ERISA Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  PRIOR TO THE ESCROW CORP. MERGER OR THE EXCHANGE OF THE NOTES FOR THE EXCHANGEABLE PREFERRED STOCK, EACH PURCHASER REPRESENTS AND COVENANTS THAT IT IS NOT AND WILL NOT BECOME, AND IS NOT ACQUIRING THE SECURITIES WITH THE ASSETS OF OR FOR OR ON BEHALF OF, AND WILL NOT SELL OR OTHERWISE TRANSFER THE SECURITIES TO ANY "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN
                  SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO TITLE I OF ERISA, ANY "PLAN" SUBJECT TO SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT

                  PLAN OR PLAN (ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN OR ENTITY, A "PLAN"). AT AND FOLLOWING THE ESCROW CORP. MERGER, EACH PURCHASER REPRESENTS AND COVENANTS THAT IT IS NOT AND WILL NOT BECOME, AND IS NOT ACQUIRING THE SECURITIES WITH THE ASSETS OF, OR FOR OR ON BEHALF OF, AND WILL NOT SELL OR OTHERWISE TRANSFER THE SECURITIES TO ANY PLAN EXCEPT TO THE EXTENT THAT THE ACQUISITION AND HOLDING OF THE SECURITIES IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE BY REASON OF: (A) PROHIBITED TRANSACTION CLASS EXEMPTION 91-38 ISSUED BY THE DEPARTMENT OF LABOR; (B) PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR; (C) PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR; (D) PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ISSUED BY THE DEPARTMENT OF LABOR; OR (E) PROHIBITED TRANSACTION CLASS EXEMPTION 96-23 ISSUED BY THE DEPARTMENT OF LABOR.

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i)    General Provisions Relating to Transfers and Exchanges.

                         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                         (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

                         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                         (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                         (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                         (ix) For so long as any 3(c)(7) Issuer is an obligor under the Notes, no transfer of a Note or a beneficial interest in a Note may occur unless the Registrar has received a statement to the effect that the transferor reasonably believes that the transferee is both a QIB and a Qualified Purchaser (as defined in Section 2(i) of Exhibit E hereto).

                         (x) Prior to the Escrow Corp. Merger or the exchange of the Notes for the Exchangeable Preferred Stock, transferee shall be deemed to represent and covenant that it is not and will not become, and is not acquiring the securities with the assets of or for or on behalf of, and will not sell or otherwise transfer the securities to any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, any "plan" subject to Section 4975 of the Code or any entity whose underlying assets include the assets of any such employee benefit plan or plan (any such employee benefit plan, plan or entity, a "Plan").

                         (xi) At and following the Escrow Corp. Merger, each transferee shall be deemed to represent and covenant that it is not and will not become, and is not acquiring the securities with the assets of, or for or on behalf of, and will not sell or otherwise transfer the securities to any Plan except to the extent that the acquisition and holding of the securities is exempt from the prohibited transaction provisions of ERISA and the Code by reason of: (A) Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor;
         (B) Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor; (C) Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor; (D) Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor; or (E) Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor.

                  Section 2.07.     Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  Section 2.08.     Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount or Accreted Value of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  Section 2.09.     Treasury Notes.

                  In determining whether the Holders of the required principal amount or Accreted Value of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

                  Section 2.10.     Temporary Notes.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  Section 2.11.     Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                  Section 2.12.     Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.13.     Investment Company Act.

                  For so long as a 3(c)(7) Issuer is an obligor under the Notes, the provisions set forth on Exhibit E hereof relating to certain requirements under Section 3(c)(7) of the Investment Company Act of 1940, as amended, shall apply and be of full force and effect. Upon the completion of the Escrow Corp. Merger, such that a 3(c)(7) Issuer is no longer an obligor under the Notes, the provisions set forth on Exhibit E hereof shall automatically terminate.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

                  Section 3.01.     Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price.

                  Section 3.02.     Selection of Notes to Be Redeemed.

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 aggregate principal amount at maturity or whole multiples of $1,000 aggregate principal amount at maturity; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 aggregate principal amount at maturity, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            Section 3.03. Notice of Redemption.

            Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption shall cease to accrete or accrue interest on and after the redemption date;

            (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

            Section 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

            Section 3.05. Deposit of Redemption Price.

            One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, the Notes or the portions of Notes called for redemption shall cease to accrete or accrue interest. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

            Section 3.06. Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

            Section 3.07. Optional Redemption.

            (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to March 15, 2006. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

      Year                                                     Percentage
      ----                                                     ----------
      2006..................................................     106.250%
      2007..................................................     104.167%
      2008..................................................     102.083%
      2009 and thereafter...................................     100.000%

            (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to March 15, 2004 the Company may on any one or more occasions redeem Notes with the net cash proceeds of one or more Equity Offerings at a redemption price equal to

112.5% of the Accreted Value thereof plus Liquidated Damages thereon, if any, to the redemption date; provided that at least 65% in aggregate principal amount at maturity of the Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days after the date of the closing of such Equity Offering.

            At any time prior to March 15, 2006, the Company may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice mailed by first class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of, and Liquidated Damages, if any, to the date of redemption (the "Redemption Date").

            (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

            Section 3.08. Mandatory Redemption.

            The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            Section 3.09. Offer to Purchase by Application of Excess Proceeds.

            In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount at maturity of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (a) that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

            (b) the Offer Amount, the purchase price and the Purchase Date;

            (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

            (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

            (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 of principal amount at maturity only;

            (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (g) that Holders shall be entitled to withdraw their election if the Company, any Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

            Section 3.10. Mandatory Exchange

            (a) In the event that the Reorganization has not been completed within 120 days following the date of the issuance of the Notes, all and not less than all of the Notes then outstanding shall be mandatorily converted into shares of Exchangeable Preferred Stock.

            Upon any exchange pursuant to the preceding paragraph, and subject to the next sentence of this paragraph, holders of the outstanding Notes will be entitled to receive $1.00 of the aggregate liquidation preference of Exchangeable Preferred Stock for each $1.00 in Accreted Value thereof. The Exchangeable Preferred Stock shall be issued with a liquidation preference of $1,000 per share, provided that Emmis (or Emmis Holdings) may pay cash in lieu of issuing a share of Exchangeable Preferred Stock having a liquidation preference amount less than $1,000.

            The terms of the Exchangeable Preferred Stock are set forth in the Annex to Articles.

            (b) Emmis (or Emmis Holdings) or its representative shall send notice of the exchange by first class mail, postage prepaid, to each Holder at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which notes may be listed or admitted to trading, the notice shall state:

                  (1) the Stock Issue Date;

                  (2) the place or places where the original certificates are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and

                  (3) that the Notes to be exchanged will cease to accrete and interest, if any, will cease to accrue thereon, on the Stock Issue Date.

            (c) If the notice of the exchange has been properly given, and if, on or before the Stock Issue Date, the shares of Exchangeable Preferred Stock have been deposited with the transfer agent, then on and after the close of business on the Stock Issue Date:

                  (1) the Notes to be exchanged shall no longer be considered outstanding; and

                  (2) all rights of the holders as noteholders of the Company shall cease, except their right to receive upon surrender of their certificates the shares of Exchangeable Preferred Stock.


                                    ARTICLE 4
                                    COVENANTS

            Section 4.01. Payment of Notes.

            The Company shall pay or cause to be paid the principal or Accreted Value of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal or Accreted Value, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal or Accreted Value, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

            Section 4.02. Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

            Section 4.03. Reports.

            (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, following the consummation of the Exchange Offer, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a). Until the Escrow Corp. Merger has been completed, the reports of Emmis on Forms 10-Q, 10-K and 8-K shall be deemed to satisfy the requirements of this Section 4.03(a).

            (b) For so long as any Notes remain outstanding and (i) the Commission does not accept the filings provided for in paragraph (a) of this Section or (ii) such filings provided for in paragraph (a) of this Section do not contain the information required to be delivered upon request pursuant to Rule 144A(d)(4) under the Securities Act, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

            Section 4.04. Compliance Certificate.

            (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            Section 4.05. Taxes.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

            Section 4.06. Stay, Extension and Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

            Section 4.07. Restricted Payments.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company).

            (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company and other than the Exchangeable Preferred Stock),

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is subordinated to the Notes in right of payment, except a payment of interest or the payment of principal at Stated Maturity thereof, or

            (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments");

unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (C) of the Leverage Ratio test set forth in the first paragraph of Section 4.09 of this Indenture; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (5), (6), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

                  (a) (i) the aggregate Consolidated EBITDA of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after February 12, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the event aggregate Consolidated EBITDA for such period is a deficit, then minus such deficit) less (ii) 1.4 times the aggregate Fixed Charges of the Company for the same period; plus

                  (b) the aggregate net cash proceeds and the fair value, determined in good faith by the Board of Directors, of any non-cash consideration, in each case, received by the Company since February 12, 1999 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities, of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

                  (c) to the extent that any Restricted Investment that was made after February 12, 1999 is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

                  (d) if any Unrestricted Subsidiary (A) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (B) pays any cash dividends or cash distributions to the Company or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after February 12, 1999; plus

                  (e) without, duplication of any of the foregoing, the aggregate amount returned in cash on or with respect to Restricted Investments made subsequent to February 12, 1999, whether through interest payments, principal payments, dividends or other distributions or payments: plus

                  (f) $10.0 million.

            So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (2) the making of any Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of the sale (other than to a Subsidiary of the Company) of, any Equity Interests of the Company (other than any Disqualified Stock); provided that, in each such case, the amount of any such net cash proceeds that are so utilized shall be excluded from clause (3)(b) of the preceding paragraph;

            (3) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

            (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any former member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period;

            (5) the exchange of the Notes for Exchangeable Preferred Stock in accordance with the Indenture and the Annex to Articles;

            (6) the repurchase of Equity Interests of the Company deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

            (7) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the sale (other than to a Subsidiary of the Company) of, any Equity Interests of the Company (other than any Disqualified Stock): provided that, in each such case, the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

            (8) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (9) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company in an amount not to exceed $25.0 million under this clause (9).

            In determining whether any payment is permitted by the foregoing covenant, the Company may allocate or reallocate, among clauses (1) through (9) of the preceding paragraph or among such clauses and the first paragraph of this covenant, all or any portion of such payment and all or any portion of any payment previously allocated; provided that, after giving effect to such allocation or reallocation, all such payments (or allocated portions of such payments) would be permitted under the various provisions of this covenant.

            The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if such designation would not cause a Default or Event of Default.

            The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any property, assets or Investments required by this covenant to be determined shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.

            In making the computations required by this covenant:

            (1) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period; and

            (2) the Company may rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination.

            If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements for any period which adjustments affect any of the financial data used to make the calculations with respect to such Restricted Payment.

            Notwithstanding the foregoing, this Section 4.07 shall not prohibit the Company from completing the Escrow Corp. Merger or the Reorganization.

            Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to

            (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

            (2) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (3) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

            However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

            (1) Existing Indebtedness or Indebtedness under the Credit Facilities, in each case as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Existing Indebtedness or in the Credit Facilities, in each case as in effect on the date of this Indenture;

            (2) encumbrances and restrictions applicable to any Unrestricted Subsidiary, as the same are in effect as of the date on which such Subsidiary becomes a Restricted Subsidiary, and as the same may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Indebtedness of such Subsidiary as in effect on the date on which such Subsidiary becomes a Restricted Subsidiary;

            (3) any Indebtedness (incurred in compliance with the covenants under Section 4.09) or any agreement pursuant to which such Indebtedness is issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by the Company) or if such encumbrance or restriction is no more restrictive than those in the Credit Facilities or the Senior Subordinated Notes Indenture on the date hereof (or, alternatively in the case of the Senior Subordinated Notes Indenture, on its date);

            (4) this indenture and the Notes;

            (5) applicable law;

            (6) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (7) customary non-assignment provisions in leases or licenses entered into in the ordinary course of business;

            (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (10) Liens permitted to be incurred pursuant to the provisions of
Section 4.12 of this Indenture that limit the right of the debtor to transfer the assets subject to such Liens;

            (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements; and

            (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

            Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock, provided, however, that (A) any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), if the Leverage Ratio of the Restricted Subsidiaries of the Company, taken as a whole, for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would not have been greater than 7.0 to 1, (B) the Company may incur Indebtedness, that is pari passu in right of payment with the Notes (including Acquired Debt), if the Leverage Ratio of the Company for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred is issued would not have been greater than 7.5 to 1 (it being understood that this clause (B) shall not prohibit or restrict the Company from guaranteeing any Indebtedness of any Restricted Subsidiary that was otherwise permitted to be incurred by the terms of this Indenture), and (C) the Company may incur Indebtedness that is junior in right of payment to the Notes (including Acquired Debt) and may issue Disqualified Stock, if the Leverage Ratio of the Company for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would not have been greater than 8.0 to 1, in the case of each of (A),
(B) or (C) above, determined on a pro forma basis (after giving pro forma effect to such incurrence or issuance and to the application of the net proceeds therefrom) and in accordance with the definition of Leverage Ratio.

            The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness or preferred stock (collectively, "Permitted Debt"):

            (1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the Credit Facilities; provided that the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding under the Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $750.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay Indebtedness under the Credit Facilities pursuant to Section 4.10 of this Indenture;

            (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

            (3) the issuance by the Company of the Notes and the New Notes, the issuance of the Exchangeable Preferred Stock in exchange for the Notes or the issuance of the New Preferred Stock in exchange for the New Notes;

            (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

            (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph hereof or clauses (2), (3),
(4), (8), (9) or (11) of this paragraph;

            (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, that: (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

            (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging foreign currency risk or interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

            (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Indenture;

            (9) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $25.0 million;

            (10) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10);

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            (11) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms (provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued), and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; and

            (12) the incurrence by the Company or any of its Restricted Subsidiaries Indebtedness of up to an aggregate principal amount of $250.0 million of Indebtedness under the Credit Facilities for the purpose of acquiring Permitted Businesses.

            For purposes of determining compliance with this covenant, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part) such item of Indebtedness or Disqualified Stock in any manner that complies with this covenant.

            Accrual of interest or dividends, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or Disqualified Stock for purposes of this covenant.

            Notwithstanding the foregoing, this Section 4.09 shall not prohibit the Company from completing the Escrow Corp. Merger or the Reorganization.

            Section 4.10. Asset Sales.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

            (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

                  (a) any liabilities (as shown on the Company's or such
            Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes in right of payment) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                  (b) any securities, notes or other obligations received by the
            Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days after receipt (to the extent of the cash received in that conversion).

            Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company and any Restricted Subsidiary may apply such Net Proceeds at its option:

            (1) to repay senior Indebtedness of the Company and any Indebtedness of any Restricted Subsidiary;

            (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business that is owned by the Company;

            (3) to make a capital expenditure, or

            (4) to acquire other assets that are used or useful in a Permitted Business that is owned by the Company.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

            Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities and (ii) such Asset Sale is for fair market value (as determined in good faith by the Board of Directors and certified to in an Officers' Certificate); provided that any cash consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be subject to the provisions of the preceding paragraphs.

            Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an Asset Sale Offer to all holders of the Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of the Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. To the extent that any Indebtedness of any Subsidiary requires that Subsidiary to make an offer similar to an Asset Sale Offer, the Company and such Subsidiary may make simultaneous offers, with the offer to the noteholders being limited to proceeds not used to repurchase the Indebtedness of such Subsidiary. The offer price in any Asset Sale Offer will be equal to 100% of aggregate principal amount at maturity of the Notes to be repurchased, plus accrued and unpaid dividends and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of purchases of Notes prior to March 15, 2006 at 100% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, to the date of purchase), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount at maturity of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            The Asset Sale provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Asset Sale Offer. To the extent that the provisions of any such securities laws or securities regulations conflict with the provisions of the covenant described above, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue thereof.

            Notwithstanding the foregoing, the Company shall not be required to repurchase any Notes pursuant to this Section 4.10 unless such repurchase complies with the restricted payments covenants contained in the other Indebtedness of the Company and its Subsidiaries.

            The Escrow Corp. Merger, the Reorganization or a merger with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction and/or for the purpose of forming a holding company shall not constitute an "Asset Sale."

            Section 4.11. Transactions with Affiliates.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

            (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

            (2) the Company delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers'

            Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of the financial terms of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

            The following items shall not be deemed to be Affiliate Transactions and therefore will not be subject to the provisions of the prior paragraph:

            (1) any employment or indemnification arrangements or transactions relating to benefit plans with any employee, consultant or director of the Company or a Restricted Subsidiary that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practice of the Company or such Restricted Subsidiary;

            (2) transactions between or among the Company and/or its Restricted Subsidiaries;

            (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

            (4) Restricted Payments that are permitted by Section 4.07 of this Indenture;

            (5) any tax sharing agreement or administrative service agreement between the Company or any Restricted Subsidiary and any of its Affiliates approved by a majority of the independent Directors;

            (6) transactions and payments contemplated by any agreement in effect on the date of this Indenture or any amendment thereto in any replacement agreement therefor, so long as any such amendment or replacement agreement, taken as a whole, is not more disadvantageous to the Company or such Restricted Subsidiary as the original agreement as in effect on the date of this Indenture;

            (7) loans and advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business; and

            (8) the Escrow Corp. Merger, the Reorganization and the issuance of the Exchangeable Preferred Stock in exchange for the Notes and any merger with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction and/or for the purpose of forming a holding company.

            Section 4.12. Liens.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

            Section 4.13. Corporate Existence.

            Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

            Section 4.14. Offer to Repurchase Upon Change of Control.

            If a Change of Control occurs, each Holder of the Notes will have the right to require the Company to repurchase all or any part of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or if such a Change of Control Offer is made prior to March 15, 2006 at 101% of the Accreted Value of the Notes on the date of purchase, plus Liquidated Damages on them, if any, to the date of purchase) (the "Change of Control Payment") . Within 30 days following any Change of Control, the Company shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice.

            On the Change of Control Payment Date, the Company shall, to the extent lawful:

            (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of the Notes or portions thereof being purchased by the Company.

            The Company shall promptly mail to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate representing the Notes equal in principal amount at maturity to any unpurchased portion of the Notes surrendered, if any.

            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. The provisions under this Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount at maturity of the Notes then outstanding.

            The Escrow Corp. Merger, the Reorganization, or a merger with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction and/or for the purpose of forming a holding company shall not constitute a "Change of Control."

            The provisions of this Section 4.14 shall be applicable regardless of whether or not any other provisions of this Indenture are applicable. Except to the extent of the provisions of this Section 4.14, this Indenture does provide for the right of the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

            Section 4.15. Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries.

            The Company:

            (1) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company); and

            (2) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

unless, in each such case: (a) as a result of such transfer, conveyance, sale lease or other disposition or issuance such Restricted Subsidiary no longer constitutes a Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition or issuance are applied in accordance with the provisions of Section 4.14.

            Section 4.16. Calculation of Original Issue Discount.

            The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.


                                    ARTICLE 5
                                   SUCCESSORS

            Section 5.01. Merger, Consolidation, or Sale of Assets.

            The Company may not consolidate or merge with or into (whether or not Company is the surviving corporation), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

            (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

            (3) immediately after such transaction no Default exists; and

            (4) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made

                  (a) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                  (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (C) of the Leverage Ratio test set forth in the first paragraph of Section 4.09.

            Notwithstanding the foregoing, the Company may consummate the Escrow Corp. Merger or the Reorganization, or merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction and/or for the purpose of forming a holding company without complying with paragraphs 3 and 4 of this Section 5.01.

            This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

            Section 5.02. Successor Corporation Substituted.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or "Emmis" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a consolidation, merger or sale, assignment, transfer, lease, conveyance or other disposition of all of the Company's assets that meets the requirements of
Section 5.01 hereof.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

            Section 6.01. Events of Default.

            An "Event of Default" occurs if:

            (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, and such default continues for a period of 30 days;

            (b) the Company defaults in the payment when due of principal or Accreted Value of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

            (c) the Company or any of its Subsidiaries fails, for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding voting as a single class, to comply with Sections 5.01 or 5.02 of this Indenture or to consummate a Change of Control Offer or Asset Sale Offer in accordance with Sections 4.10 and 4.14 of this Indenture;

            (d) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding voting as a single class;

            (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"), and (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

            (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

            (g) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due; or

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

            Section 6.02. Acceleration.

            If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the aggregate principal amount plus accrued and unpaid interest thereon, if any (or if such declaration occurs prior to March 15, 2006, the Accreted Value), of the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the aggregate principal amount plus accrued and unpaid interest if any (or if such declaration occurs prior to March 15, 2006, the Accreted Value) of all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

            If an Event of Default occurs on or after March 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to March 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on March 15 of the years set forth below, as set forth below (expressed as a percentage of the Accreted Value of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

      YEAR                                                      PERCENTAGE
      ----                                                      ----------
      2001..................................................     116.667%
      2002..................................................     114.583%
      2003..................................................     112.500%
      2004..................................................     110.416%
      2005..................................................     108.333%


            Section 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or Accreted Value, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            Section 6.04. Waiver of Past Defaults.

            Holders of not less than a majority in aggregate principal amount at maturity of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal (or, if prior to March 15, 2006, the Accreted Value) of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            Section 6.05. Control by Majority.

            Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the

Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

            Section 6.06. Limitation on Suits.

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

            Section 6.07. Rights of Holders of Notes to Receive Payment.

            Notwithstanding any other provision of this Indenture but subject to
Section 3.10, the right of any Holder of a Note to receive payment of principal (or, if prior to March 15, 2006, the Accreted Value), premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            Section 6.08. Collection Suit by Trustee.

            If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or, if prior to March 15, 2006, the Accreted Value) of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes (if after March 15, 2006) and interest on overdue principal (or Accreted Value if prior to March 15, 2006) and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 6.09. Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10. Priorities.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal (or, if prior to March 15, 2006, the Accreted Value), premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (or, if prior to March 15, 2006, the Accreted Value), premium and Liquidated Damages, if any, and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.



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
            Section 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

            Section 7.01. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            Section 7.02. Rights of Trustee.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel at the Company's expense or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            Section 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company


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
with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

            Section 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

            Section 7.05. Notice of Defaults.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal (or, if prior to March 15, 2006, the Accreted Value) of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

            Section 7.06. Reports by Trustee to Holders of the Notes.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

            Section 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal (or, if prior to March 15, 2006, the Accreted Value) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

            Section 7.08. Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount at maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount at maturity of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

            Section 7.09. Successor Trustee by Merger, etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

            Section 7.10. Eligibility; Disqualification.

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (together with its parent) of at least $100.0 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

            Section 7.11. Preferential Collection of Claims Against Company.

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

            Section 8.02. Legal Defeasance and Discharge.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal (or, if prior to March 15, 2006, the Accreted Value) of, premium and Liquidated Damages, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.



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
            Section 8.03. Covenant Defeasance.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 hereof and clauses (3) and (4) of Section
5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

            Section 8.04. Conditions to Legal or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal (or, if prior to March 15, 2006, the Accreted Value) of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.02 hereof except where the Notes have been called for redemption, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence); or (b) insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, including without limitation the Credit Facilities;

            (f) except where the Notes have been called for redemption, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

            Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

            Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (or, if prior to March 15, 2006, the Accreted Value), premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            Section 8.06. Repayment to Company.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (or, if prior to March 15, 2006, the Accreted Value) of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request (unless an abandoned property law designates another person) or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            Section 8.07. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal (or, if prior to March 15, 2006, the Accreted Value) of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

            Section 9.01. Without Consent of Holders of Notes.

            Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article Two hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

            (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article Five hereof;

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

            (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

            Section 9.02. With Consent of Holders of Notes.

            Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof), the Notes with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal (or, if prior to March 15, 2006, the Accreted Value) of, premium, if any, or interest or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal amount at maturity of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 4.10 and 4.14 hereof or amend or modify the calculation of Accreted Value so as to reduce the amount of the Accreted Value of the Notes;

            (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (d) waive a Default or Event of Default in the payment of principal (or, if prior to March 15, 2006, the Accreted Value) of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than that stated in the Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal (or, if prior to March 15, 2006, the Accreted Value) of, or premium, if any, or interest or Liquidated Damages, if any, on the Notes;

            (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.14 hereof); or

            (h) make any change in the foregoing amendment and waiver provisions.

            Section 9.03. Compliance with Trust Indenture Act.

            Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

            Section 9.04. Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            Section 9.05. Notation on or Exchange of Notes.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

            Section 9.06. Trustee to Sign Amendments, etc.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                                  MISCELLANEOUS

            Section 10.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

            Section 10.02. Notices.

            Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

            If to the Company:

            Emmis Communications Corporation
            One Emmis Plaza
            40 Monument Circle
            Suite 700
            Indianapolis, IN 46204
            Telecopier No.: (317) 631-3750
            Attention: Chief Financial Officer

            With a copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, NY 10019-6064
            Telecopier No.: (212) 492-0025
            Attention: John Kennedy

            If to the Trustee:

            The Bank of Nova Scotia Trust Company of New York
            One Liberty Plaza, 23rd Floor
            New York, NY 10006
            Telecopier No.: (212) 225-5436
            Attention: Corporate Trust Administration

            The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

            Section 10.03. Communication by Holders of Notes with Other Holders of Notes.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            Section 10.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

            Section 10.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

            Section 10.06. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

            Section 10.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

            Section 10.08. Governing Law.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            Section 10.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            Section 10.10. Successors.

            All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 10.11. Severability.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 10.12. Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 10.13. Table of Contents, Headings, etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                          Signatures on following page

                                   SIGNATURES

Dated as of March 27, 2001


                                    EMMIS ESCROW CORPORATION



                                    BY:
                                        --------------------------------------
                                    Name:  J. Scott Enright
                                    Title: Vice President and Associate General
                                           Counsel




                                    THE BANK OF NOVA SCOTIA TRUST COMPANY OF
                                    NEW YORK



                                    BY:
                                        --------------------------------------
                                    Name:
                                    Title:

                                                                      EXHIBIT A1


                                 [Face of Note]



                                                         CUSIP/CINS ____________

                     12-1/2% Senior Discount Notes due 2011

No. ___                                                            $____________


                            EMMIS ESCROW CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of ______
 Dollars on ____________, 2011.

Interest Payment Dates:  March 15 and September 15 commencing September 15, 2006

Record Dates: March 1 and September 1

Dated: _________, 2001


                                    EMMIS ESCROW CORPORATION



                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:



This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee


By:
   -----------------------------------------
              Authorized Signatory


                                      A1-1

                                                                      EXHIBIT A1

                                 [Back of Note]
                     12-1/2% Senior Discount Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Emmis Escrow Corporation, an Indiana corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12-1/2% per annum from March 15, 2006 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. No interest will accrue on the Notes prior to March 15, 2006. Instead the Accreted Value of each Note will increase (representing amortization of original issue discount) between the date of original issuance and March 15, 2006, at a rate of 12-1/2% calculated on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value on March 15, 2006 will be equal to the full principal amount at maturity of the Notes. Beginning on March 15, 2006, interest on the Notes will accrue at a rate of 12-1/2% per annum. The Company will pay interest and Liquidated Damages semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2006; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (or, if prior to March 15, 2006, the Accreted Value) and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal (or, if prior to March 15, 2006, the Accreted Value), premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the


                                      A1-2

                                                                      EXHIBIT A1


Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal (or, if prior to March 15, 2006, the Accreted Value) of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of Nova Scotia Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 27, 2001 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $370,000,000 in aggregate principal amount at maturity.

         5. OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to March 15, 2006. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

        Year                                                     Percentage

        2006.................................................     106.250%
        2007.................................................     104.167%
        2008.................................................     102.083%
        2009 and thereafter..................................     100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 15, 2004, the Company may on one or more occasions redeem Notes with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 112.5% of the Accreted Value thereof plus Liquidated Damages thereon, if any; provided that at least 65% in aggregate principal amount at maturity of the Notes originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding


                                      A1-3

                                                                      EXHIBIT A1


Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days after the date of the closing of such Equity Offering.

         (c) At any time prior to March 15, 2006, the Company may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice mailed by first class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of, and Liquidated Damages, if any, to the date of redemption.

         (d) Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

         6. MANDATORY REDEMPTION AND EXCHANGE.

         (a) Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         (b) In the event that the Reorganization has not been completed by July 25, 2001, all and not less than all of the Notes then outstanding shall be mandatorily exchanged into shares of Exchangeable Preferred Stock.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or if such a Change of Control Offer is prior to March 15, 2006 at 101% of the Accreted Value thereof plus Liquidated Damages thereon, if any, to the date of purchase) (the "Change of Control Payment") . Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount at maturity of Notes and pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer (or, in the case of purchases of Notes prior to March 15, 2006, at 100% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, to the date of purchase) in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount at maturity or Accreted Value (as applicable) of the Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount at


                                      A1-4

                                                                      EXHIBIT A1


maturity or Accreted Value (as applicable) of Notes and other such pari passu indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Notwithstanding the foregoing, the Company shall not be required to repurchase any Notes pursuant to this paragraph 7(b) unless such repurchase complies with the restricted payments covenants contained in the other Indebtedness of the Company and its Subsidiaries. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 of principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 of principal amount at maturity, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, the Notes or portions thereof called for redemption cease to accrete and interest ceases to accrue thereon.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000 of principal amount at maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder and to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


                                      A1-5

                                                                      EXHIBIT A1


         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
(ii) default in payment when due of principal (or, if prior to March 15, 2006, the Accreted Value) of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Company or any of its Subsidiaries for, 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding voting as a single class, to comply with Sections 5.01 or 5.02 of the Indenture or to consummate a Change of Control Offer or Asset Sale Offer in accordance with Sections 4.10 and 4.14 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal (or, if prior to March 15, 2006, the Accreted Value), premium or Liquidated Damages, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal (or, if prior to March 15, 2006, the Accreted Value) of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


                                      A1-6

                                                                      EXHIBIT A1


         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Emmis Escrow Corporation
One Emmis Plaza
40 Monument Circle, Suite 700
Indianapolis, IN  46204

Attention:  Chief Financial Officer


                                      A1-7

                                                                      EXHIBIT A1


                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                              (Insert assignee's legal name)

--------------------------------------------------------------------------------
              (Insert assignee's Soc. Sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     -------------------

                        Your Signature:
                                       --------------------------------
                               (Sign exactly as your name
                                appears on the face of this Note)


Signature Guarantee*:
                     --------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A1-8

                                                                      EXHIBIT A1

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                     [ ] Section 4.10     [ ] Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                            $
                                             -------------
Date:
     --------------------

                            Your Signature:
                                           -------------------------------------
                              (Sign exactly as your name
                               appears on the face of this Note)


                            Tax Identification No.:
                                                   -----------------------------


Signature Guarantee*:
                      ------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A1-9

                                                                      EXHIBIT A1


             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:




                                                                               Principal Amount              Signature of
                        Amount of decrease in     Amount of increase in      of this Global Note         authorized officer of
                           Principal Amount         Principal Amount       following such decrease         Trustee or Note
   Date of Exchange      of this Global Note      of this Global Note           (or increase)                 Custodian


                                     A1-10

                                                                      EXHIBIT A2



* This schedule should be included only if the Note is issued in global form.

                  [Face of Regulation S Temporary Global Note]

                                                           CUSIP/CINS __________

                     12-1/2% Senior Discount Notes due 2011

No. __                                                           $______________


                            EMMIS ESCROW CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of ______ _________________________________ Dollars on____________, 2011.

Interest Payment Dates:  March 15 and September 15 commencing September 15, 2006

Record Dates: March 1 and September 1

Dated: _________, 2001


                                  EMMIS ESCROW CORPORATION




                                  BY:
                                     ___________________________________________
                                       NAME:
                                       TITLE:

This is one of the Notes referred to
in the within-mentioned Indenture:


THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee



By: __________________________________
           Authorized Signatory


                                      A2-1

                                                                      EXHIBIT A2


                   Back of Regulation S Temporary Global Note
                     12-1/2% Senior Discount Notes due 2011

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN


                                      A2-2

                                                                     EXHIBIT A2


OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Emmis Escrow Corporation, an Indiana corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12-1/2% per annum from March 15, 2006 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. No interest will accrue on the Notes prior to March 15, 2006. Instead the Accreted Value of each Note will increase (representing amortization of original issue discount) between the date of original issuance and March 15, 2006, at a rate of 12-1/2% calculated on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value on March 15, 2006 will be equal to the full principal amount at maturity of the Notes. Beginning on March 15, 2006, interest on the Notes will accrue at a rate of 12-1/2% per annum. The Company will pay interest and Liquidated Damages semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2006; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (or, if prior to March 15, 2006, the Accreted Value) and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Discount Notes under the Indenture.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 preceding the Interest Payment Date, even if


                                      A2-3

                                                                     EXHIBIT A2


such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal (or, if prior to March 15, 2006, the Accreted Value), premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal (or, if prior to March 15, 2006, the Accreted Value) of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. PAYING AGENT AND REGISTRAR. Initially, The Bank of Nova Scotia Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 27, 2001 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $370,000,000 in aggregate principal amount at maturity.

         5. OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to March 15, 2006. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

        Year                                                        Percentage

        2006.....................................................     106.250%
        2007.....................................................     104.167%
        2008.....................................................     102.083%
        2009 and thereafter......................................     100.000%


                                      A2-4

                                                                     EXHIBIT A2


         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 15, 2004, the Company may on one or more occasions redeem Notes with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 112.5% of the Accreted Value thereof plus Liquidated Damages thereon, if any; provided that at least 65% in aggregate principal amount at maturity of the Notes originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days after the date of the closing of such Equity Offering.

         (c) At any time prior to March 15, 2006, the Company may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice mailed by first class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of, and Liquidated Damages, if any, to the date of redemption.

         (d) Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

         6. MANDATORY REDEMPTION AND EXCHANGE.

         (a) Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         (b) In the event that the Reorganization has not been completed by July 25, 2001, all and not less than all of the Notes then outstanding shall be mandatorily exchanged into shares of Exchangeable Preferred Stock.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or if such a Change of Control Offer is prior to March 15, 2006 at 101% of the Accreted Value thereof plus Liquidated Damages thereon, if any, to the date of purchase) (the "Change of Control Payment") . Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount at maturity of Notes and pari passu indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such


                                      A2-5

                                                                     EXHIBIT A2


offer (or, in the case of purchases of Notes prior to March 15, 2006, at 100% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, to the date of purchase) in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount at maturity or Accreted Value (as applicable) of the Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount at maturity or Accreted Value (as applicable) of Notes and other such pari passu indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Notwithstanding the foregoing, the Company shall not be required to repurchase any Notes pursuant to this paragraph 7(b) unless such repurchase complies with the restricted payments covenants contained in the other Indebtedness of the Company and its Subsidiaries. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 of principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 of principal amount at maturity, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, the Notes or portions thereof called for redemption cease to accrete and interest ceases to accrue thereon.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000 of principal amount at maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article Two of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.


                                      A2-6

                                                                     EXHIBIT A2


         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
(ii) default in payment when due of principal (or, if prior to March 15, 2006, the Accreted Value) of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Subsidiaries for, for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding voting as a single class, to comply with Sections 5.01 or 5.02 of the Indenture or to consummate a Change of Control Offer or Asset Sale Offer in accordance with Sections 4.10 and 4.14 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal (or, if prior to March 15, 2006, the Accreted Value), premium or Liquidated Damages, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal (or, if prior to March 15, 2006, the Accreted Value) of, the Notes.


                                      A2-7

                                                                     EXHIBIT A2


The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, the Notes Guaranteeor the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Emmis Escrow Corporation
One Emmis Plaza
40 Monument Circle, Suite 700
Indianapolis, IN  46204

Attention:  Chief Financial Officer


                                      A2-8

                                                                     EXHIBIT A2


                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                              (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      --------------------------

                                  Your Signature:
                                                  ------------------------------
                                    (Sign exactly as your name
                                     appears on the face of this Note)


Signature Guarantee*:
                      ------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A2-9

                                                                     EXHIBIT A2


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                    [ ] Section 4.10                  [ ] Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                            $
                                             -----------------------------------
Date:
      --------------------------

                                 Your Signature:
                                                 -------------------------------
                                   (Sign exactly as your name
                                    appears on the face of this Note)


                                 Tax Identification No.:
                                                        ------------------------


Signature Guarantee*:
                      ------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A2-10

                                                                     EXHIBIT A2


           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

         The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:



                                                                         Principal Amount
                        Amount of decrease in  Amount of increase in          of this             Signature of
                          Principal Amount        Principal Amount          Global Note       authorized officer of
                                 of                      of           following such decrease    Trustee or Note
   Date of Exchange       this Global Note        this Global Note         (or increase)            Custodian
   ----------------       ----------------        ----------------         -------------            ---------




                                     A2-11

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

[Company address block]

[Registrar address block]


         Re: [fill in full title of securities]

         Reference is hereby made to the Indenture, dated as of March 27, 2001 (the "Indenture"), between Emmis Escrow Corporation (the "Company"), as issuer, and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act. [May not be checked while a 3(c)(7) Issuer is an obligor under the Notes]

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a)[ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b)[ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

         Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordancE with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordaNce with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. [May not be checked while a 3(c)(7) Issuer is an obligor under the Notes]

         (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         5. CHECK FOR ALL TRANSFERS.

         (a) [ ] The Transferor reasonably believes the Transferee is a "qualified purchaser" (as defined in the United States Investment Company Act of 1940, hereinafter referred to as the "Investment Company Act")(a "Qualified Purchaser"), a company each of whose beneficial owners is a Qualified Purchaser, a "knowledgeable employee" with respect to the Issuer within the meaning of Rule 3c-5 under the Investment Company(a "Knowledgeable Employee") or a company owned exclusively by Knowledgeable Employees. [To be included only for so long as a 3(c)(7) Issuer is an obligor under the Notes.]

         (b) [ ] Prior to the Escrow Corp. Merger or the exchange of the Notes for the exchangeable preferred stock, the Transferor reasonably believes that the Transferee is not, and is not acquiring the securities with the assets of or for or on behalf of, and will not sell or otherwise transfer the securities to any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, any "plan" subject to Section 4975 of the Code or any entity whose underlying assets include the assets of any such employee benefit plan or plan (any such employee benefit plan, plan or entity, a "Plan").

         (c) [ ] At and following the Escrow Corp. Merger, the Transferor reasonably believes that the Transferee is not and will not become, and is not acquiring the securities with the assets of, or for or on behalf of, and will not sell or otherwise transfer the securities to any Plan except to the extent that the acquisition and holding of the securities is exempt from the prohibited transaction provisions of ERISA and the Code by reason of: (A) Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor; (B) Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor;
(C) Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor; (D) Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor; or (E) Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



Date:
     -------------------------

                                  ----------------------------------------------
                                           [Insert Name of Transferor]


                               By:
                                  ----------------------------------------------
                                    Name:
                                    Title:

Signature Guarantee*:
                      ------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       ANNEX A TO CERTIFICATE OF TRANSFER

      1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

           (a) [ ] a beneficial interest in the:

                   (i)    [ ] 144A Global Note (CUSIP ____________), or

                   (ii)   [ ] Regulation S Global Note (CUSIP ____________), or

                   (iii)  [ ]    IAI Global Note (CUSIP _____________); or

           (b) [ ] a Restricted Definitive Note.

      2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

           (a) [ ] a beneficial interest in the:

                   (i)   [ ] 144A Global Note (CUSIP ____________), or

                   (ii)  [ ] Regulation S Global Note (CUSIP ____________), or

                   (iii) [ ] IAI Global Note (CUSIP _____________); or

                   (iv)  [ ] Unrestricted Global Note (CUSIP ____________); or

           (b) [ ] a Restricted Definitive Note; or

           (c) [ ] an Unrestricted Definitive Note,

           in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

[Company address block]

[Registrar address block]


                  Re: [fill in full title of securities]

                              (CUSIP ____________)

                  Reference is hereby made to the Indenture, dated as of March 27, 2001 (the "Indenture"), between Emmis Escrow Corporation, as issuer (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            3.  CHECK FOR ALL TRANSFERS.

                (a) [ ] The Transferor reasonably believes the Transferee is a "qualified purchaser" (as defined in the United States Investment Company Act of 1940, hereinafter referred to as the "Investment Company Act") (a "Qualified Purchaser"), a company each of whose beneficial owners is a Qualified Purchaser, a "knowledgeable employee" with respect to the Issuer within the meaning of Rule 3c-5 under the Investment Company (a "Knowledgeable Employee") or a company owned exclusively by Knowledgeable Employees. [To be included only for so long as a 3(c)(7) Issuer is an obligor under the Notes.]

                  (b) [ ] Prior to the Escrow Corp. Merger or the exchange of the Notes for the exchangeable preferred stock, the Transferor reasonably believes that the Transferee is not, and is not acquiring the securities with the assets of or for or on behalf of, and will not sell or otherwise transfer the securities to any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, any "plan" subject to Section 4975 of the Code or any entity whose underlying assets include the assets of any such employee benefit plan or plan (any such employee benefit plan, plan or entity, a "Plan").

                  (c) [ ] At and following the Escrow Corp. Merger, the Transferor reasonably believes that the Transferee is not and will not become, and is not acquiring the securities with the assets of, or for or on behalf of, and will not sell or otherwise transfer the securities to any Plan except to the extent that the acquisition and holding of the securities is exempt from the prohibited transaction provisions of ERISA and the Code by reason of: (A) Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor;
(B) Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor; (C) Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor; (D) Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor; or (E) Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Date:___________________

                                         _______________________________________
                                              [Insert Name of Transferor]


                                         By: ___________________________________
                                             Name:
                                             Title:

Signature Guarantee*: ___________________________


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                            FORM OF CERTIFICATE FROM

                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Company address block]

[Registrar address block]

                  Re: [fill in full title of securities]

                  Reference is hereby made to the Indenture, dated as of March 27, 2001 (the "Indenture"), between Emmis Escrow Corporation, as issuer (the "Company") and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) [ ] a beneficial interest in a Global Note, or

                  (b) [ ] a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) to a person who the Seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of a qualified institutional buyer meeting the requirements of Rule 144A, (C) in a transaction meeting the requirements of Rule 144 under the Securities Act, (D) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (E) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  6. We understand that so long as a 3(c)(7) Issuer is an obligor under the Notes, the Notes (and any interest therein) may be purchased solely by investors who demonstrate to the Company's satisfaction that they meet the definition of a "qualified purchaser" or a "knowledgeable employee" for the purpose of Section 3(c)(7) of the Investment Company Act of 1940 and the rules thereunder.

                  7. (a) Prior to the Escrow Corp. Merger or the exchange of the Notes for the exchangeable preferred stock, we are not and will not become, and are not acquiring the securities with the assets of or for or on behalf of, and will not sell or otherwise transfer the securities to any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, any "plan" subject to Section 4975 of the Code or any entity whose underlying assets include the assets of any such employee benefit plan or plan (any such employee benefit plan, plan or entity, a "Plan").

                      (b) At and following the Escrow Corp. Merger, we are not and will not become, and are not acquiring the securities with the assets of, or for or on behalf of, and will not sell or otherwise transfer the securities to any Plan except to the extent that the acquisition and holding of the securities is exempt from the prohibited transaction provisions of ERISA and the Code by reason of: (A) Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor; (B) Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor; (C) Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor; (D) Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor; or (E) Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Date: _____________________

                                      __________________________________________

                                       [Insert Name of Accredited Investor]


                                      By: ______________________________________
                                          Name:
                                          Title:

Signature Guarantee*: _____________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       Exhibit E

                ADDITIONAL PROVISIONS RELATING TO SECTION 3(C)(7)
              UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED

                  The following provisions shall apply for so long as a 3(c)(7) Issuer is an obligor under the Notes:

                  1. DTC Notice to Investors. The Company shall (a) request of the Depository, and cooperate with the Depository to ensure, that the Depository's security description and delivery order include a "3(c)(7) marker" and confirm that the Depository's Reference Directory contains an accurate description of the restrictions on the holding and transfer of the Notes due to the Company's reliance on the exclusion to registration provided by Section 3(c)(7) of the Investment Company Act, (b) request of the Depository, and cooperate with the Depository to ensure, that the Depository send to its participants in connection with the initial offering of the Notes a notice substantially in the form attached as Exhibit E-1 hereto, (c) request of the Depository, and cooperate with the Depository to ensure, that the Depository's Reference Directory include each class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes and (d) at least five Business Days prior to the date upon which the Annual Report shall be delivered by the Company, the Company shall obtain from DTC a list (the "DTC List") of all participants that are holding an interest in the Notes as of such date.

                  2. Deemed Representations of Holders. Each holder of Notes or beneficial interests therein will be deemed to have represented and agreed with the Company as follows:

                       (i) The holder is a QIB and a qualified purchaser within the meaning of Section 2(a)(51)(A) of the Investment Company Act (a "Qualified Purchaser"), (B) the holder is not a broker-dealer that owns and invests on a discretionary basis less than $25,000,000 in securities of issuers that are not affiliated persons of the dealer,
         (C) the holder is purchasing the Notes for its own account or for the account of another Qualified Purchaser that is also a QIB as to which the holder exercises sole investment discretion, (D) the holder and any such account is acquiring the Notes as principal for its own account for investment and not for sale in connection with any distribution thereof, (E) the holder and any such account was not formed solely for the purpose of investing in the Notes (except when each beneficial owner of the holder or any such account is a Qualified Purchaser), (F) to the extent the holder (or any account for which it is purchasing the Notes) is a private investment company formed before April 30, 1996, the holder and each such account has received the necessary consent from its beneficial owners, (G) the holder and any such account is not a pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, (H) the holder agrees that it and each such account shall not hold such Notes for the benefit of any other Person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other Person shall be entitled to a beneficial interest in the distributions on the Notes, (I) the Notes purchased directly or indirectly by the holder or any account for which it is purchasing the Notes constitute an investment of no more than 40% of the holder's and each such account's assets (except when each beneficial owner of the holder and each such account is a Qualified Purchaser), (J) the holder will provide notice of the transfer restrictions set forth in this Indenture (including the exhibits hereto) to any transferee of the Notes and (K) the holder understands and agrees that any purported transfer of the Notes to a holder that does not comply with the requirements of this Indenture shall be null and void ab initio.

                  (ii) The holder understands that the Notes have not been and will not be registered under the Securities Act, and may be reoffered, resold or pledged or otherwise transferred only (A) to a person whom the purchaser reasonably believes is a QIB purchasing for its own account or for the account of a QIB as to which the purchaser exercises sole investment discretion in a transaction meeting the requirements of Rule 144A and (B) in accordance with all applicable securities laws of the states of the United States. The holder also understands that the Company has not been registered under the Investment Company Act.

                  3. Certain Transactions Void; Company Right to Force Sale or Redemption.

                  (i) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Notes to a person that is not both a Qualified Institutional Buyer and a Qualified Purchaser shall be null and void and any such purported transfer of which the Company or the Trustee shall have notice may be disregarded by the Company and the Trustee for all purposes. The Trustee shall hold any funds conveyed by the intended transferee of such interest in such Rule 144A Global Note in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Trustee at its address listed in
         Section 10.02.

                  (ii) If any person that is not both a Qualified Institutional Buyer and a Qualified Purchaser (any such person, a "Non-Permitted Holder") shall become the owner of a beneficial interest in any Global Note, or the Company or the Trustee on its behalf shall, promptly after discovery that such person is a Non-Permitted Holder by the Company or the Trustee (and notice by the Trustee to the Company, if the Trustee makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within thirty (30) days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Notes, the Company shall have the right, without further notice to the Non-Permitted Holder, either (i) to redeem such Notes at a redemption price equal to the principal amount thereof plus accrued interest thereon or (ii) to sell such Notes or such Non-Permitted Holder's interest in such Notes to a purchaser selected by the Company that is a not a Non-Permitted Holder on such terms as the Company may choose. The Company, or the Trustee acting on behalf of the Company, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder. However, the Company or the Trustee may select a purchaser by any other means


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
         determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Company and the Trustee to effect such transfers. The proceeds of any such forced sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Company, and the Company shall not be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

                  4. CUSIP Numbers. The Company shall (i) request of Standard & Poor's, and shall cooperate with Standard & Poor's, to ensure that all CUSIP numbers identifying the Notes shall have a "fixed field" attached thereto that contains "3c7" and "144A" indicators and (ii) take steps to cause the initial purchasers to require that all "confirms" of trades of the Notes contain CUSIP numbers with such "fixed field" identifiers.

                  5. Bloomberg and other Third-Party Vendor Screens. The Company shall cause the Bloomberg screen or screens containing information about the Notes to include the following language: (i) the "Note Box" on the bottom of "Security Display" page describing the Notes shall state: "Iss'd Under 144A/3(c)(7)", (ii) the "Security Display" page shall have the flashing red indicator "See Other Available Information," and (iii) the indicator shall link to the "Additional Security Information" page, which shall state that the Notes "are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act") to persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)." The Company shall require that any other third-party vendor screens containing information about the Notes include substantially similar language to clauses (i) through (iii) above.


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
                                                                     EXHIBIT E-1


                     EXAMPLE OF THE "IMPORTANT NOTICE" FOR A
                    PROPOSED RULE 144A/SECTION 3(C)(7) ISSUE
                     THAT DTC WILL SEND TO ITS PARTICIPANTS
                             IF IT IS ASKED TO DO SO

                          THE DEPOSITORY TRUST COMPANY
                                    IMPORTANT

B#:         [number]

DATE:       [date]

TO:         ALL PARTICIPANTS

FROM:       [name], [title], Underwriting Department

ATTENTION:  [Managing Partner/Officer, Cashier, Operations, Data Processing and
            Underwriting Managers]

SUBJECT:    Section 3(c)(7) restrictions for [Issuer name] [title of security]


(A)  CUSIP Number                    [CUSIP number]

(B)  Security Description            [issuer name] [title of security]

(C)  Offer Amount                    $[amount]

(D)  Lead Initial Purchaser          [name of managing underwriter]

(E)  Paying Agent                    [name of paying agent]

(F)  Closing Date                    [closing date]

Special Instructions:  See Attached Important Instructions from the Issuer.


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
                               [ISSUER LETTERHEAD]

       [This is the form letter that the Company should send to DTC which DTC will send to its participants in an "Important Notice"]

[Title of Security]

[CUSIP No. of Security]

                  The Issuer and the lead [Initial Purchaser(s)/Distributor(s)/ Agent(s)] are putting Participants on notice that they are required to follow these purchase and transfer restrictions with regard to the above-referenced security.

                  In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the exemption provided by Rule 144A under the Securities Act of 1993, as amended (the "Securities Act"), offers, sales and resales of the [insert title of securities] (the "Securities") may only be made in minimum denominations of $________ to "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A that are also "qualified purchasers" ("QPs") within the meaning of Section 2(a)(51)(A) of the Investment Company Act. Each purchaser of Securities (A) represents to and agrees with the Issuer and the [Initial Purchaser(s)/Distributor(s)/ Agents(s)] that (i) the purchaser is a QIB who is a QP (a "QIB/QP"); (ii) the purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made; (iv) the QIB/QP is acting for its own account or the account of another QIB/QP; (v) the purchaser was not formed for the specific purpose of investing in the Securities (except when each beneficial owner of the purchaser and each such account is a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act), (vi) the purchaser and each account for which it is purchasing will hold and transfer at least the minimum denomination of securities, and (vii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees and (B) acknowledges that the Issuer has not been registered under the Investment Company Act and the Securities have not been registered under the Securities Act and represents to and agrees with the Issuer and the [Initial Purchaser(s)/Distributor(s)/Agent(s)] that, for so long as the Securities are outstanding, it will not offer, resell, pledge or otherwise transfer the Securities in the United States or to a Person except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A. Each purchaser further understands that the Securities will bear a legend with respect to such transfer restrictions. See "Notice to Investors" in the [insert title of private offering memorandum].

                  The charter, bylaws, organizational documents or securities issuance documents of the Issuer provide that the Issuer will have the right to
(i) require any holder of Securities who is determined not to be both a QIB and a QP to sell the Securities to a QIB that is also a QP or (ii) redeem or resell any Securities held by such a holder on specified terms. In addition, the Issuer has the right to refuse to register or otherwise honor a transfer of Securities to a proposed transferee that is a Person who is not both a QIB and a QP.


                                      E1-2

                  The restrictions on transfer required by the Issuer (outlined above) will be reflected under the notation "3c7" in upcoming editions of DTC's Reference Directory.

Any questions or comments regarding this subject may be directed to [Issuer contact person] (___) ____-_____.


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